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                                                                EXHIBIT 23-A

                      CONSENT OF COOPERS & LYBRAND L.L.P.

Re:  Ford Motor Credit Company Registration Statement
     No. 333-45015 on Form S-3.

We consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statement of our report dated January 26, 1998 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in Ford Motor Credit Company's Current Report on Form 8-K dated February 3, 1998. We also consent to the incorporation by reference in the above Ford Motor Credit Company Registration Statement of our report dated January 27, 1997 on our audits of the consolidated financial statements of Ford Motor Credit Company and Subsidiaries at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, included in the Ford Motor Credit Company Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the Registration
Statement.


COOPERS & LYBRAND L.L.P.

/s/ Coopers & Lybrand L.L.P.

Detroit, Michigan
March 5, 1998